Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Yongye International, Inc.. (the “Company”), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2008 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 19, 2009	By:	/s/ Zishen Wu
Zishen Wu
President and CEO

Dated: October 19, 2009	By:	/s/ Sam Yu
Sam Yu
Chief Financial Officer